THE ALLSTATE CORPORATION

RESOLUTIONS

Director Compensation

RESOLVED, that the Board hereby sets forth in full the components of Non-Employee Director compensation of the Corporation and increases the amount of annual compensation by $25,000.

FURTHER RESOLVED, that effective January 1, 2025, the Board hereby increases the annual cash retainer paid to Non-Employee Directors for their services as directors of the Corporation by $10,000 to $135,000, such that they shall each be paid a quarterly cash retainer in the amount of $33,750 (“Quarterly Retainer”), on each January 1, April 1, July 1, and October 1 (each a “Quarterly Payment Date”), provided such Non-Employee Director is serving as a director on such date.

FURTHER RESOLVED, that effective June 1, 2025, the Board hereby increases the annual equity compensation paid to Non-Employee Directors of the Corporation by $15,000 to $190,000 such that on June 2, 2025, and on each June 1 of each year thereafter (or on each succeeding day on which the New York Stock Exchange is open if it is closed on such June 1), each Non-Employee Director who is serving as a director on that date shall be entitled to receive a number of restricted stock units (“RSU”s) equal to $190,000 divided by the price at which a share of the Corporation’s common stock was last sold in the principal United States market for the stock as of such day, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that effective June 1, 2025, any Non-Employee Director initially elected to the Board effective on any date after June 1 shall be entitled to receive on the date he or she joins the Board, a number of RSUs equal to $190,000 divided by the price at which a share of the Corporation’s common stock was last sold in the principal United States market for the stock as of the date the Non-Employee Director joins the Board, multiplied by a fraction, the numerator of which is the number of full calendar months from such date until the following May 31 and the denominator of which is 12, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that awards of RSUs under the 2017 Equity Compensation Plan for Non-Employee Directors (the “Plan”), shall be evidenced by the form of Restricted Stock Unit Award Agreement in the approved form.

FURTHER RESOLVED, that for RSU awards, the period of restriction will begin on the date of grant and continue through the earlier of (i) the day prior to the third anniversary of the date of grant, (ii) the date on which the Non-Employee Director’s Board service terminates, and (iii) the date of the Non-Employee Director’s death or disability as defined in the Plan (the “Standard Period of Restriction”), unless the Non-

Employee Director elects a period of restriction other than the Standard Period of Restriction, as provided in the resolution immediately below.

FURTHER RESOLVED, that for RSU awards, a Non-Employee Director may elect a period of restriction other than the Standard Period of Restriction, which shall begin on the date of grant and continue through either (i) the date on which the Non-Employee Director’s Board service terminates, or (ii) the day prior to the tenth anniversary of the date of grant, except in the event of the Non-Employee Director’s death or disability as defined in the Plan, which event shall terminate the period of restriction on the date of such death or disability, (the “Deferral”), by delivering written notice to the Executive Vice President, Human Resources, Allstate Insurance Company not later than December 31 of the calendar year immediately preceding the year in which the RSUs are granted.

FURTHER RESOLVED, that for any Non-Employee Director initially elected to the Board, such Deferral election must be made by written notice to the Executive Vice President, Human Resources, Allstate Insurance Company by the date of his or her election or appointment to the Board or such other date that complies with Section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

FURTHER RESOLVED, that each such Deferral election shall be irrevocable after the calendar year in which such election is made and thereafter and shall remain in effect for all successive RSU awards unless and until the Non-Employee Director files a subsequent change to an existing deferral election.

FURTHER RESOLVED, that the Executive Vice President, Human Resources, Allstate Insurance Company is authorized to prepare election forms consistent with these resolutions and applicable law.